Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, James Briscoe, President and Chief Executive Officer of Liberty Star Uranium & Metals Corp, (formerly Liberty Star Gold Corp.), hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) for the period ended January 31, 2008 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.)

Dated: April 28, 2008

/s/ James Briscoe
James Briscoe
President and Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) and will be retained by Liberty Star Uranium & Metals Corp. (formerly Liberty Star Gold Corp.) and furnished to the Securities and Exchange Commission or its staff upon request.